UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2009 (October 20, 2009)

ORE PHARMACEUTICAL
HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	27-1088078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Suite 101, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

ORE PHARMACEUTICALS INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01.       Transfer of Listing.

On October 20, 2009, the stockholders of Ore Pharmaceuticals Inc. (“Ore”) adopted the Agreement and Plan of Reorganization, dated August 14, 2009, by and among Ore, Ore Pharmaceutical Holdings Inc. (the “Registrant”) and Ore Pharmaceuticals Merger Sub Inc. (the “Agreement”).  The reorganization contemplated by the Agreement (the “Reorganization”) was consummated on October 20, 2009.  In accordance with the Agreement, as described in previous reports, Ore became a wholly owned subsidiary of the Registrant and each share of common stock of Ore was exchanged for one share of common stock of the Registrant.

The common stock of the Registrant is listed for trading on the Nasdaq Capital Market under the symbol “ORXE”, the same symbol under which Ore’s common stock traded before the Reorganization.  As a result of the Reorganization, the common stock of Ore has ceased to trade on the Nasdaq Capital Market.

Item 3.03.       Material Modifications to Rights of Security Holders.

On October 20, 2009, effective immediately prior to the Reorganization, the Board of Directors of Ore approved an amendment to Ore’s Amended and Restated Bylaws (the “Ore Bylaws”) to remove the restrictions on transfer (the “Bylaw Transfer Restrictions”) set forth in Article XV of the Bylaws (the “Bylaw Amendment”), which were implemented to facilitate Ore’s ability to maintain and preserve certain tax benefits, including, but not limited to, its net operating loss carryovers and capital loss carryovers.  Restrictions similar to the Bylaw Transfer Restrictions are included in the Registrants Certificate of Incorporation.  As a result, the Bylaw Transfer Restrictions are no longer required to maintain and preserve the Registrant’s net operating loss carryovers and capital loss carryovers.  The foregoing description of the Bylaw Amendment is qualified in its entirety, by the Bylaws, as so amended by the Bylaw Amendment, which has been filed as Exhibit 3.3 to this Current Report on form 8-K and is incorporated herein by reference.

Upon the adoption of the Agreement by Ore’s stockholders and consummation of the Reorganization on October 20, 2009, each share of common stock of Ore has been automatically converted into the right to receive one share of common stock of the Registrant, each of which has the rights described in Ore’s previous reports.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See the description of the Bylaw Amendment under Item 3.03 of this Current Report on Form 8-K, which is incorporated into this Item 5.03 by reference.

Item 8.01.       Other Events.

At Ore’s annual meeting of stockholders held on October 20, 2009, the stockholders elected G. Anthony Gorry, Ph.D. to serve as a Class III director of Ore until the 2012 Annual Meeting of Stockholders and until his successor is duly elected and qualified.  Dr. Gorry, along with the all of the directors of Ore became members of the board of directors of the Registrant upon consummation of the reorganization.

In addition, the stockholders ratified the selection of Ernst & Young LLP as Ore’s and the Registrant’s independent registered public accounting firm for the year ending December 31, 2009 and approved the 2009 Omnibus Equity Incentive Plan.

This Current Report on Form 8-K serves as notice that the Registrant, as a result of the Reorganization, is the successor issuer to Ore pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to paragraph (a) of Rule 12g-3, the Common Stock, par value $.01 per share, of the Registrant, is deemed registered under Section 12(g) of the Exchange Act.  The Registrant also succeeds to Ore’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

A copy of the press release announcing completion of the Reorganization is furnished as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization, dated as of August 14, 2009, by and among Ore, the Registrant and Ore Pharmaceuticals Merger Sub Inc.*
3.1	Certificate of Incorporation of Ore Pharmaceutical Holdings Inc.*
3.2	Bylaws of Ore Pharmaceutical Holdings Inc.*
3.3	Amended and Restated Bylaws of Ore Pharmaceuticals Inc.
99.1	Press Release of the Registrant, dated October 20, 2009.

*     Incorporated by reference to the Registration Statement on Form S-4/A of the Registrant filed on September 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICAL HOLDINGS INC.

Date: October 21, 2009	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization, dated as of August 14, 2009, by and among Ore Pharmaceuticals Inc., Ore Pharmaceutical Holdings Inc. and Ore Pharmaceuticals Merger Sub Inc.*
3.1	Certificate of Incorporation of Ore Pharmaceutical Holdings Inc.*
3.2	Bylaws of Ore Pharmaceutical Holdings Inc.*
3.3	Amended and Restated Bylaws of Ore Pharmaceuticals Inc.
99.1	Press Release of Ore Pharmaceutical Holdings Inc., dated October 21, 2009.

*     Incorporated by reference to the Registration Statement on Form S-4/A of the Registrant filed on September 2, 2009.